                                                                   EXHIBIT 11.1


             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                           Quarter Ended September 30,
                                                -----------------------------------------------------
                                                        1997                         1996
                                                (Loss)         Shares      Earnings            Shares
                                                ------         ------      --------            ------
                                                   (In Thousands, Except Per Share Amounts)

Primary earnings (loss) per common share:

Net earnings (loss) available for
     common stock and weighted average
     common shares outstanding                  $  (320)         7,190         $  516          7,187
Stock options and warrants
     assumed exercised - net                                                                     143
                                                -------         ------        -------         ------
Total net earnings (loss) and
     primary common shares                      $  (320)         7,190         $  516          7,330
                                                -------         ------        -------         ------
                                                -------         ------        -------         ------
Primary earnings (loss) per common share        $  (.04)                       $  .07
                                                -------                       -------
                                                -------                       -------
Fully diluted earnings (loss)
     per common share:
Net earnings (loss) available
     for common stock and weighted
     average common shares outstanding          $  (320)         7,190         $  516          7,187
Stock options and warrants assumed
     exercised - net                                                                             158
                                                -------         ------        -------         ------
Total net earnings (loss) and fully
     diluted common shares                      $  (320)         7,190         $  516          7,345
                                                -------         ------        -------         ------
                                                -------         ------        -------         ------
Fully diluted earnings (loss)
     per common share                           $  (.04)                       $  .07
                                                -------                       -------
                                                -------                       -------


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                                 UTILX CORPORATION

               STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS




                                                          Six Months Ended September 30,
                                                -----------------------------------------------------
                                                        1997                         1996
                                                (Loss)         Shares      Earnings          Shares
                                                ------         ------      --------          ------
                                                   (In Thousands, Except Per Share Amounts)

Primary earnings (loss) per common share:

Net earnings (loss) available for
     common stock and weighted average
     common shares outstanding                  $  (588)         7,187       $  1,169        7,185
Stock options and warrants assumed
     exercised - net                                                                            79
                                                -------         ------        -------        -----
Total net earnings (loss) and
     primary common shares                      $  (588)         7,187       $  1,169        7,264
                                                -------         ------        -------        -----
                                                -------         ------        -------        -----
Primary earnings (loss) per common share        $  (.08)                     $    .16
                                                -------                       -------
                                                -------                       -------
Fully diluted earnings (loss)
     per common share:
Net earnings (loss) available for common
     stock and weighted average common
     shares outstanding                         $  (588)         7,187       $  1,169        7,185
Stock options and warrants assumed
     exercised - net                                                                            86
                                                -------         ------        -------        -----
Total net earnings (loss) and fully
     diluted common shares                      $  (588)         7,187       $  1,169        7,271
                                                -------         ------        -------        -----
                                                -------         ------        -------        -----
Fully diluted earnings (loss)
     per common share                           $  (.08)                     $    .16
                                                -------                       -------
                                                -------                       -------
